UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 21, 2011

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On January 20, 2011, AZZ incorporated, a Texas corporation (the “Company”) entered into a Note Purchase Agreement by and among the Company and the purchasers identified therein (the “Note Agreement”), pursuant to which the Company will issue and sell up to $125 million aggregate principal amount of its 5.42% Senior Notes due January 20, 2021 (the “Notes”) (the “Note Offering”).  Pursuant to the Note Agreement, the Company’s payment obligations with respect to the Notes may be accelerated upon any Event of Default, as defined in the Note Agreement.  The Company has obtained the consent of Bank of America, N.A. (“Bank of America”) to the Note Offering so that undertaking the Note Offering will not otherwise constitute a default under the Second Amended and Restated Credit Agreement Company by and among the Company, Bank of America and certain other lenders (including Bank of America) dated as of May 25, 2006, as amended, modified, supplemented, restated or amended and restated from time to time.

The summary above does not purport to be complete and is qualified in its entirety by reference to the actual text of the Note Agreement as filed as Exhibit 10.1 to this Current Report on Form 8-K, which text is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information presented in Item 1.01 hereof with respect to the Note Agreement is hereby incorporated by reference in this Item 2.03.

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On January 21, 2011, the Company issued a press release containing financial projections and guidance for the fiscal year beginning March 1, 2011 and ending February 29, 2012.  The press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.  Also furnished with and incorporated into this Current Report on Form 8-K is Exhibit 99.2, Financial and Other Statistical Information, which contains guidance and selected financial projections for the fiscal years ending February 28, 2011 and February 29, 2012.  The guidance contained in the attached exhibits consists of either a projected range or management’s estimate of most likely results.  These projections involve risk and uncertainties, the outcome of which cannot be foreseen at this time and, therefore, actual results will vary from these forecasts.  The Company undertakes no obligation to affirm publicly or revise any forward-looking statements, whether as a result of information, future events or otherwise.

FORWARD LOOKING STATEMENTS

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects, “ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2010 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed as part of this report.

Exhibit 10.1	Note Purchase Agreement, dated as of January 20, 2011, by and among AZZ incorporated and the purchasers identified therein

Exhibit 99.1	AZZ incorporated’s Press Release dated January 21, 2011

Exhibit 99.2	Projected Financial and Other Statistical Information for Fiscal Year 2011 and Fiscal Year 2012

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
Date: January 21, 2011	By:	/s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Note Purchase Agreement, dated as of January 20, 2011, by and among AZZ incorporated and the purchasers identified therein

Exhibit 99.1	AZZ incorporated’s Press Release dated January 21, 2011

Exhibit 99.2	Projected Financial and Other Statistical Information for Fiscal Year 2011 and Fiscal Year 2012